UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2009 (N/A)

INTERMOST CORPORATION

(Exact name of Registrant as specified in its charter)

Wyoming	0-3430	87-0418721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 5204, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  86-755-8221-0238

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On September 30, 2009, the Board of Directors of the Company approved and accepted, by way of Written Resolutions, the resignation of Mr. Rocky Wulianghai on his own accord as Director, Chief Executive Officer and President of the Company with effect from October 1, 2009. It was further approved that Mr Chia Hsun Wu is to be appointed as Chief Executive Officer of the Company, effective on October 1, 2009.

Mr. Chia Hsun Wu has served as a director of the Company since November 3, 2006. Mr. Wu has extensive management and industrial experience and is a graduate from Oriental Institute of Technology. Mr. Wu has conducted scientific research at the National Taiwan University of Science and Technology. Mr. Wu is currently the Managing Director of FFBC Holdings Group.

The Company has not entered into any employment agreement and remuneration agreement with Mr Wu.

EXHIBITS

99.1	Consent

99.2	Letter of Resignation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2009		INTERMOST CORPORATION

By:
Thomas Lee Chief Financial Officer